UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2023

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street
Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 781 828-9300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DXLG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

Destination XL Group, Inc. (the “Company”) appointed Dara Pauker, 47, as its Chief Operating Officer and entered into an employment agreement with Ms. Pauker effective January 27, 2023 (the “Employment Agreement”). Ms. Pauker has been working with the Company on a consulting basis since December 2021. Reporting to Ms. Pauker will be the Chief Stores Officer, Chief Merchandising Officer, Senior Vice President of Global Sourcing, and Senior Vice President of Technology.

Ms. Pauker has over 20 years of strategy and leadership experience, with a particular emphasis on growth initiatives. Since October 2014, Ms. Pauker has been the founder and chief executive officer of Dauntless Decisions, LLC., a consulting firm through which she has advised public and private retail companies and retail investors and held several interim general manager/chief operating officer roles. Prior to that, from January 2012 until June 2014, Ms. Pauker was the president and general manager of ghd Professional, North America, a manufacturer and retailer of hair styling tools. Ms. Pauker also held executive roles at Liz Claiborne, Inc., Custo Barcelona and The Jones Group. She began her career at Bain & Company. Ms. Pauker received an M.B.A., Strategic Management and Marketing, from the Wharton School and a B.A. from Harvard University. She currently serves as a Success Coach in Columbia Business School’s Chief Marketing Officer Certificate Program.

There are no arrangements or understandings between Ms. Pauker and any other persons pursuant to which Ms. Pauker was named Chief Operating Officer, and Ms. Pauker does not have any family relationship with any of the Company’s executive officers or directors. Ms. Pauker does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Description of Employment Agreement with Ms. Pauker

Term. The term of the Employment Agreement began on January 27, 2023 and will continue until terminated by either party in accordance with the Employment Agreement.

Location. Ms. Pauker will work remotely from New York City or such other location as may be designated from time to time by the Company, but is expected to be present in the Company’s home office frequently. Such travel expenses will be paid by the Company as incurred.

Base Salary. Ms. Pauker will be paid an annual base salary of $425,000, which shall be reviewed at least annually.

Sign-On Awards. Ms. Pauker will receive a cash sign-on award of $150,000 and received a one-time grant of restricted stock units (the “RSUs”) equal in value to $300,000 on the grant date, or 40,376. The RSUs vest in three equal annual installments beginning on January 27, 2024. The cash sign-on award is subject to clawback if Ms. Pauker terminates her employment other than for “Good Reason” (as defined in the Employment Agreement) prior to January 27, 2024.

Annual Incentive Plan. Ms. Pauker is eligible to earn an annual target bonus award under the Company’s annual incentive plan then in effect (the “Annual Incentive Plan”) equal to 60% of her actual annual base salary earnings. Such incentive shall be determined and payable in accordance with the Annual Incentive Plan in effect at the time, subject to change from year to year in the Company’s sole discretion. The amount of the annual bonus award earned under the Annual Incentive Plan with respect to any fiscal year may range from between 50% and 150% of the annual target bonus award.

Long-Term Incentive Plan. Ms. Pauker is eligible to participate in the Company’s Long-Term Incentive Plan, as it may be amended from time-to-time (the “LTIP”). Ms. Pauker’s Target Cash Value (as defined in the LTIP) is 90% of her base salary. Pursuant to the terms of the LTIP, 50% of such award are time-based awards and 50% are performance-based awards. If and to the extent that the applicable performance targets are achieved, Ms. Pauker will be eligible to receive a performance-based award that will range between 50% and 150% of the Target Cash Value.

Employee Benefits. Ms. Pauker is eligible to participate in all employee benefit plans, practices and programs maintained by the Company, on a basis that is no less favorable than is provided to other members of the Company’s executive leadership team.

Termination of Employment. Either the Company or Ms. Pauker may terminate her employment at any time and for any reason; provided, that if the Company terminates Ms. Pauker without “justifiable cause” (as defined in the Employment Agreement), the Company is required to give Ms. Pauker at least 30 days’ advance written notice.

If Ms. Pauker’s employment is terminated by her for any reason other than “Good Reason” (as defined in the Employment Agreement) or by the Company for justifiable cause, then Ms. Pauker will be eligible to receive any accrued but unpaid salary for services rendered to the date of termination, any accrued but unpaid expenses required to be reimbursed and any accrued but unused vacation as of the termination date.

If Ms. Pauker terminates her employment for Good Reason or the Company terminates her employment without justifiable cause, Ms. Pauker will be eligible to receive a payment equal to her then current base salary for six months (inclusive of the one-month notice period), payable in accordance with the Company’s customary payroll practices and conditioned upon Mr. Pauker having provided a general release. If Ms. Pauker’s employment is terminated by her for Good Reason or by the Company without justifiable cause during the one-year period following a change in control, then Ms. Pauker will be eligible to receive, subject to certain requirements described in the Employment Agreement, a payment equal to twelve months of her base salary in effect at the time of termination.

The Employment Agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 30, 2023, the Company issued a press release, furnished herewith as Exhibit 99.1, announcing the appointment of Ms. Pauker as Chief Operating Officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between the Company and Dara Pauker dated as of January 27, 2023.
99.1	Press release dated January 30, 2023.
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Destination XL Group, Inc.

Date:	January 30, 2023	By:	/s/ Robert S. Molloy
General Counsel and Secretary